Exhibit 10.1

MagnaChip Semiconductor, Ltd. 424, Teheran-ro, Gangnam-gu Seoul 135-738, Korea Office (82) 2-6903-3487 sanglyun.oh@magnachip.com

July 27, 2015

CONFIDENTIAL

Mr. Young-Joon Kim

Magnachip Semiconductor, Ltd.

424, Teheran-ro, Gangnam-gu

Seoul 135-738, Korea

Dear Mr. Kim:

Reference is hereby made to the offer letter between MagnaChip Semiconductor, Ltd. and you dated April 15, 2013 (the “Offer Letter”). This letter (the “Amendment”) constitutes an amendment to the Offer Letter. The first sentence of the paragraph with the heading “Housing Support” in the Offer Letter is hereby amended and restated as set forth below. All other terms and conditions of the Offer Letter remain unchanged.

“Housing Support. The Company will provide you with housing support in the form of a rental or lease unit (the “apartment”) with a floor space of approximately than 248 square meters (75 pyeong) in or about the Gangnam area of Seoul or such other apartment as may be approved by the Compensation Committee of the Board of Directors of MagnaChip Semiconductor Corporation.”

Please indicate your acceptance of this Amendment by signing in the space below.

Sincerely,

MagnaChip Semiconductor, Ltd.

/s/ Sanglyun Oh
Sanglyun Oh
Senior Vice President,
HR & Corporate Support

THIS AMENDMENT IS WHOLLY AGREED AND ACCEPTED BY:

/s/ Young-Joon Kim
Young-Joon Kim